UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2025
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GRAIL, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-42045	86-3673636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1525 O’Brien Drive Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (833) 694-2553
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On October 18, 2025, GRAIL, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company agreed to sell securities to the Investors in a private placement (the “Private Placement”). The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of 4,639,543 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or, for certain investors in lieu of Common Stock, prefunded warrants to purchase shares of Common Stock, with an exercise price of $0.001 per share (the “Pre-Funded Warrants”), at a price of $70.05 per Share (or per Pre-Funded Warrants in lieu thereof, less the nominal exercise price of $0.001 per share) for aggregate gross proceeds of approximately $325.0 million, before deducting private placement expenses. The closing of the Private Placement is expected to occur on October 21, 2025 (the “Closing Date”).
The Pre-Funded Warrants are immediately exercisable until exercised in full, subject to the Beneficial Ownership Limitation (as described below). The Pre-Funded Warrants include cashless exercise rights. Under the terms of the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates) would exceed 4.99% or 9.99%, as applicable (unless an Investor shall have elected otherwise), of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99% (the “Beneficial Ownership Limitation”).
The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Stock Purchase Agreement and are and will be made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors not party to the Stock Purchase Agreement should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.
In addition, on October 18, 2025, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with all of the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the Closing Date, for purposes of registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased in the Private Placement. The Company agreed to use reasonable best efforts to cause such registration statement to be declared effective by the SEC on the earlier of (a) 60 days after the registration statement is filed or (b) 5 business days after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.
The Company has also agreed to, among other things, indemnify each Investor, its officers, directors, members, managers, partners, employees, agents, advisors and representatives, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), under the registration statement against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.
The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends are affixed to the securities to be issued in this transaction.
The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement, and Pre-Funded Warrant, which are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K.
On October 20, 2025, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the Private Placement.

Item 3.02	Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Exhibits.
(d) Exhibits.

4.1	Form of Pre-Funded Warrant
10.1*	Securities Purchase Agreement, dated as of October 18, 2025, by and among GRAIL, Inc. and the Investors named therein
10.2*	Registration Rights Agreement, dated as of October 18, 2025, by and among GRAIL, Inc. and the Investors named therein
99.1	Press Release, dated October 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAIL, INC.

Date:	October 20, 2025	By:	/s/ Abram Barth
		Name:	Abram Barth
		Title:	General Counsel and Corporate Secretary